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                                                                     EXHIBIT 5.2


                         [EVANS, KEANE LLP LETTERHEAD]




                                                   June 23, 1998



MCMS, Inc.
16399 Franklin Road
Nampa, Idaho 83687

         RE: Offer by MCMS, Inc. to Exchange its (i) Series B 9 3/4% Senior Subordinated Notes due 2008 for any and all of its 9 3/4% Senior Subordinated Notes due 2008 (ii) Series B Floating Interest Rate Subordinated Term Securities due 2008 for any and all of its Floating Interest Rate Subordinated Term Securities due 2008 and (iii) Series B 12 1/2% Senior Exchangeable Preferred Stock for any and all of its 12 1/2% Senior Exchangeable Preferred Stock

Ladies and Gentlemen:

         We are acting as special counsel to MCMS, Inc., an Idaho corporation (the "Company"), in connection with the proposed registration of up to $47,500,000 (475,000 shares) of the Company's Series B 12 1/2% Senior Exchangeable Preferred Stock (the "Exchange Preferred Stock"). The Exchange Preferred Stock is being registered pursuant to a Registration Statement on Form S-4, Registration No. 333-50981, originally filed with the Securities and Exchange Commission (the "Commission") on April 24, 1998 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose, inter alia, of effecting an exchange offer (the "Exchange Offer") for the Company's 12 1/2% Senior Exchangeable Preferred Stock (the "Preferred Stock"). The Exchange Preferred Stock are to be issued pursuant to the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 12 1/2% Senior Exchangeable Preferred Stock and 12 1/2% Series B Senior Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as filed with the Idaho Secretary of State on February 24, 1998 (the "Certificate of Designation"), in exchange for and in replacement of the Company's outstanding Preferred Stock, of which $25,000,000 in liquidation preference is outstanding.

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MCMS, Inc.
June 23, 1998
Page 2




         For purposes of this opinion, the phrase "Exchange Securities" includes the Exchange Preferred Stock and (i) up to $145,000,000 in aggregate principal amount of the Company's Series B 9-3/4% Senior Subordinated Notes due 2008 (the "Fixed Rate Exchange Notes") and (ii) up to $30,000,000 in aggregate principal amount of the Company's Series B Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Exchange Notes"). The Fixed Rate Exchange Notes and the Floating Rate Exchange Notes are to be offered for the purpose of effecting an exchange offer for (i) the Company's 9-3/4% Senior Subordinated Notes due 2008 and (ii) the Company's Floating Interest Rate Subordinated Term Securities due 2008, respectively.



         In connection with the Exchange Offer, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Exchange Preferred Stock and with respect to the authorization of the Exchange Securities, (iii) the Registration Statement and exhibits thereto, and (iv) the Certificate of Designation.



         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.


         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:


         (1) the issuance of the Exchange Securities has been duly authorized by the Company; and



         (2) when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act; (ii) the Company's Preferred Stock shall have been validly tendered to the Company; and (iii) the Exchange Preferred Stock shall have been issued in the form and containing the terms described in the Registration Statement, the Certificate of Designation, and the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing, the Exchange Preferred Stock will be validly issued, fully paid and non-assessable.


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MCMS, Inc.
June 23, 1998
Page 3




         Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of Idaho. Without limiting the generality of the foregoing, we specifically express no opinion as to the application of, compliance with or effect of (a) application of the laws of the United States of America, including without limitation the Securities Act of 1933, as amended, and rules, regulations and interpretations thereunder and the Securities Exchange Act of 1934, as amended, and rules, regulations and interpretations thereunder; and (b) blue sky laws of any state (including Idaho). We express no opinion as to matters contained in the Registration Statement other than the issuance by the Company of the Exchange Preferred Stock and the due authorization by the Company of the Exchange Securities. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.



         We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



         This opinion is limited to the specific issues addressed herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is delivered and is effective as of the date of this opinion first shown above. Accordingly, this opinion is based on matters existing on such date and we undertake no, and hereby disclaim any, obligation after the date of this opinion to advise you of any change in any of the opinions rendered herein or any change in any of the facts upon which any such opinions may be based, and we assume no obligation to revise or supplement this opinion should the present laws of the State of Idaho be changed by legislative action, judicial decision or otherwise.


         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.



                                                  Very truly yours,


                                                  EVANS, KEANE LLP